Exhibit 5.1

Dykema Gossett PLLC 111 E. Kilbourn Ave. Suite 1050 Milwaukee, WI 53202 www.dykema.com Tel: 414-488-7300

June 1, 2023

Ocean Biomedical, Inc.

55 Claverick St., Room 325

Providence, RI 02903

Re: Ocean Biomedical, Inc. Registration Statement on Form S-1 (the “Registration Statement”)

Ladies and Gentlemen:

As special counsel for Ocean Biomedical, Inc., a Delaware corporation (the “Company”), we are rendering this opinion in connection with the Company’s filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to:

(a) the offer and sale of up to 14,338,693 shares of Company common stock, $0.0001 par value per share (“Common Stock”) by the selling securityholders named in the Registration Statement (the “Resale Shares”);

(b) the offer and sale of up to 5,411,000 warrants to acquire Common Stock by the selling securityholders named in the Registration Statement (the “Resale Warrants”);

(c) the issuance by the Company of up to 12,050,054 shares of Common Stock, upon the exercise of warrants (the “Warrants”) to purchase Common Stock (the “Warrant Shares”) as set forth in the Registration Statement; and

(d) the offer and sale from time to time by White Lion Capital LLC (“White Lion”) of up to 2,568,667 shares of Common Stock that may be issued and sold by us to White Lion pursuant to a Common Stock Purchase Agreement (the “Common Stock Purchase Agreement”), dated as of September 7, 2022, by and between the Company and White Lion (the “Advance Shares”).

In rendering the opinions set forth below, we have examined and relied upon the Registration Statement and related prospectus, the Company’s organizational documents, the Resale Warrants, the Warrants, and such other documents, records, certificates, memoranda and other instruments, and such others matters of fact and questions of law, as we have considered necessary or appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

California | Illinois | Michigan | Minnesota | Texas | Washington, D.C. | Wisconsin

Ocean Biomedical, Inc.

June 1, 2023

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original documents and the conformity to original documents of all photostatic and facsimile copies submitted to us, and the due execution and delivery of all documents by any party where due execution and delivery are a prerequisite to the effectiveness thereof. We have also assumed that all information contained in all documents reviewed by us is true and correct. As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company. In addition, we have assumed that the certificates representing the Common Stock will be duly executed and delivered.

On the basis of the foregoing, we are of the opinion that

1. The Resale Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

2. The Resale Warrants are the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. When the Warrant Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name of or on behalf of the Warrant holders and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Warrants, the Warrant Shares will have been duly authorized by all necessary corporate action of the Company and will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that (i) upon the issuance of any of the Warrant Shares, the total number of shares of Common Stock then issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Third Amended and Restated Certificate of Incorporation and by the board of directors (the “Board”) in connection with the Registration Statement, and (ii) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL (as defined below).

4. When the Advance Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of White Lion, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Registration Statement and the Common Stock Purchase Agreement, the issuance and sale of the Advance Shares will have been duly authorized by all necessary corporate action of the Company, and the Advance Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that (i) certain terms of the Advance Shares to be issued by the Company from time to time will be authorized and approved by the Company’s Board or one or more committees thereof established by the Board or other person or body designated by the Board having the authority to issue and sell Advance Shares pursuant to the Common Stock Purchase Agreement in accordance with the DGCL, the Company’s Third Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws of the Company and certain resolutions of the Board and one or more committees thereof, (ii) upon the issuance of any of the Advance Shares, the total number of shares of Common Stock then issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Third Amended and Restated Certificate of Incorporation and by the Board in connection with the Registration Statement, and (iii) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

California | Illinois | Michigan | Minnesota | Texas | Washington, D.C. | Wisconsin

Ocean Biomedical, Inc.

June 1, 2023

The opinions set forth above are subject to and may be limited by (a) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (whether considered in a proceeding in equity or at law), (c) the availability of specific performance, an injunction, or other equitable remedy that is subject to the discretion of the court before which the request is brought, (d) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States, and (f) generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected, (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, or (iv) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or the related prospectus, other than as expressly stated herein with respect to the Resale Shares, the Resale Warrants, the Warrant Shares and the Advance Shares to be issued pursuant to the Registration Statement. We express no opinion with respect to any provision of the Resale Warrants that: (a) relates to the subject matter jurisdiction of any federal court of the United States of America or any federal appellate court to adjudicate any controversy related to the Resale Warrants; (b) specifies provisions may be waived in writing, to the extent that an oral agreement or implied agreement by trade practice or course of conduct has been created that modifies such provision; (c) contains a waiver of an inconvenient forum; (d) provides for liquidated damages, buy-in damages, default interest, late charges, monetary penalties, prepayment or make-whole payments or other economic remedies; (e) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, service of process or procedural rights; (f) restricts non-written modifications and waivers; (g) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy; (h) relates to exclusivity, election or accumulation of rights or remedies; or (i) provides that provisions of the Resale Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable. Finally, we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Resale Warrants.

California | Illinois | Michigan | Minnesota | Texas | Washington, D.C. | Wisconsin

Ocean Biomedical, Inc.

June 1, 2023

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. No portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

The forgoing opinions are limited to the laws of the General Corporation Law of the State of Delaware (the “DGCL”) and, with respect to the opinion set forth in paragraph 2 above, the internal laws of the State of New York. We express no opinion and make no representation with respect to the law of any other jurisdiction and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Act, because we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Dykema Gossett PLLC

Dykema Gossett PLLC

California | Illinois | Michigan | Minnesota | Texas | Washington, D.C. | Wisconsin